UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

DATARAM CORPORATION
(Exact name of registrant as specified in charter)

New Jersey	1-8266	22-18314-09
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (609) 799-0071

(Former name or former address if changed since last report)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATION NOTE

This Amendment No. 1 to the Current Report on Form 8-K of Dataram Corporation, a New Jersey corporation (the “Company”), amends and supplements the Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 4, 2012 (the “Original Form 8-K”). The Original Form 8-K reported the sale of certain intellectual property by the Company. The Company is filing this Amendment on Form 8-K/A to amend the Original Form 8-K for the sole purpose of filing a redacted copy of the Patent Purchase Agreement as Exhibit 10.1 hereto. The Company has submitted a FOIA Confidential Treatment request to the Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Patent Purchase Agreement. The omitted material has been included in the request for Confidential Treatment.

This Amendment contains only the Cover Page to this Form 8-K/A, this Explanatory Note, Item 9.01, the Signature Page, Exhibit Index and Exhibit 10.1. No other changes have been made to the Form 8-K. This Amendment speaks as of the original filing date of the Form 8-K, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Form 8-K.

The foregoing summary of the Patent Purchase Agreement is qualified in its entirety by reference to the Patent Purchase Agreement a redacted copy of which is attached as Exhibit 10.1 to this Form 8-K/A.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Patent Purchase Agreement, dated as of March 29, 2012, by and between Dataram Corporation and Phan Tia Group Pte., LLC.

*	Filed herewith. Portions of this exhibit have been omitted and were filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

	By:	MARC P. PALKER

Date: April 24, 2012		/s/ Marc P. Palker
Marc P. Palker
Chief Financial Officer